Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors Carter Validus Mission Critical REIT II, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the registration statement.

/s/ KPMG LLP

Tampa, Florida
May 8, 2014
Certified Public Accountants